As filed with the Securities and Exchange Commission on
                        December 2, 1998.
                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   CONTINENTAL AIRLINES, INC.
     (Exact name of Registrant as specified in its charter)

                              4512
                  (Primary Standard Industrial
                   Classification Code Number)

          Delaware                              74-2099724
  (State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)           Identification No.)

                 1600 Smith Street, Dept. HQSEO
                      Houston, Texas  77002
                         (713) 324-2950
       (Address, including zip code, and telephone number,
              including area code, of registrant's
                  principal executive offices)
                         ______________

                   CONTINENTAL AIRLINES, INC.
                   DEFERRED COMPENSATION PLAN
                    (Full title of the plan)

                        Jeffery A. Smisek
                  Executive Vice President and
                         General Counsel
                   Continental Airlines, Inc.
                 1600 Smith Street, Dept. HQSEO
                      Houston, Texas  77002
                         (713) 324-2950
       (Address, Including Zip Code, and Telephone Number,
           Including Area Code, of Agent for Service)

                 CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
Title of                     maximum      maximum
Securities      Amount       offering     aggregate   Amount of
to be           to be        price per    offering    registration
registered      registered   share (1)    price (1)      fee

Deferred
Compensation
Obligations

Class B Common
Stock, par
value $.01
per share (the
"Common Stock")

Total           $15,000,000    100%      $15,000,000    $4,170

(1) The Deferred Compensation Obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Continental Airlines, Inc. Deferred Compensation Plan.
(2) The amount to be registered is estimated solely for purposes of calculating the registration fee and includes such indeterminate number of shares of the Registrant's Class B Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the Continental Airlines, Inc. Deferred Compensation Plan.
     PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Continental Airlines, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 19, 1998, (ii) the Company's Current Reports on Form 8-K dated January 25, February 20, March 3, April 21, July 30, 1998, September 24, 1998, November 16, 1998 and November 20, 1998, and (iii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         The Company will provide without charge to any person to whom a copy of this Registration Statement has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Continental Airlines, Inc., 1600 Smith Street, Dept. HQSEO, Houston, Texas 77002, Attention: Secretary, telephone (713) 324-2950.

Item 4.  Description of Securities.

         The Deferred Compensation Obligations registered hereunder (the "Obligations") are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), which is filed as Exhibit 4.3 to this Registration Statement, and the Continental Airlines, Inc. Deferred Compensation Plan Trust Agreement (the "Trust Agreement"), a form of which consistent in all material respects to the Trust Agreement is filed as Exhibit 4.4 to this Registration Statement. Such Exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

         No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of the creditors of the participant's employer until they are paid out of the Trust to the participant in accordance with the terms of the Plan. The Plan provides that the Obligations of the Registrant's subsidiaries are separate and will be administered by separate sub-trusts for each subsidiary; provided that payment of the Obligations of the Registrant's subsidiaries has been guaranteed by the Registrant.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation and Bylaws of the Company contain provisions eliminating the liability of directors to the extent permitted by
Section 102(b)(7) of the DGCL.

         The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Article 5.1 of the Bylaws of the Company provides for indemnification of each of the Company's directors, officers and employees to the full extent permitted by the DGCL.

         The Human Resources Committee will appoint a committee (the "Committee") to administer the plan. The Company has agreed to indemnify the members of the Committee ("Indemnitee") against any suits, claims, damages or expenses ("Liabilities") which may be made against or incurred by them arising out of their good faith discharge of their responsibilities under or incident to the Plan, which indemnification could include Liabilities made under applicable securities laws in connection with offerings of securities of the Company. The Company will not be obligated to indemnify any Indemnitee in the event that any such suit, claim, damage or expense is based upon willful misconduct.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1(a) to the Company's Registration
                Statement on Form S-8 (No. 333-06993)).

          4.2 By-laws of the Company (incorporated by reference to Exhibit 99.3 to the Company's Report on Form 8-K dated November 20, 1998).

         *4.3   Continental Airlines, Inc. Deferred Compensation
                Plan.

         *4.4   Form of Continental Airlines, Inc. Deferred
                Compensation Plan Trust Agreement.

         *5.1   Legal Opinion of Jeffery A. Smisek.

         *23.1  Consent of Ernst & Young LLP.

         *24.1  Powers of Attorney.
_____________________________

*        Filed with this Registration Statement.
UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

           (i)    To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933, as amended
     (the "1933 Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 1, 1998.

                  CONTINENTAL AIRLINES, INC.


                  By:
                        Jeffery A. Smisek
                      Executive Vice President and
                         General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                   Title                 Date


          *                 Chairman of the Board December 1, 1998
Gordon M. Bethune           and Chief Executive
                            Officer (Principal
                            Executive Officer)
                            and Director

          *                 Executive Vice        December 1, 1998
Lawrence W. Kellner         President and Chief
                            Financial Officer
                            (Principal Financial
                            Officer)

          *                 Vice President and    December 1, 1998
Michael P. Bonds            Controller (Principal
                            Accounting Officer)


          *                 Director              December 1, 1998
Thomas J. Barrack, Jr.


          *                 Director              December 1, 1998
Lloyd M. Bentsen, Jr.


          *                 Director              December 1, 1998
David Bonderman


          *                 Director              December 1, 1998
Gregory D. Brenneman


          *                 Director              December 1, 1998
Patrick Foley


          *                 Director              December 1, 1998
Douglas H. McCorkindale


          *                 Director              December 1, 1998
George G.C. Parker


          *                 Director              December 1, 1998
Richard W. Pogue


          *                 Director              December 1, 1998
William S. Price III


          *                 Director              December 1, 1998
Donald L. Sturm


          *                 Director              December 1, 1998
Karen Hastie Williams


          *                 Director              December 1, 1998
Charles A. Yamarone


*By /s/ Scott Peterson
    Scott Peterson
    Attorney in-Fact
    December 1, 1998

                                                     Exhibit 4.3














                   CONTINENTAL AIRLINES, INC.

                   DEFERRED COMPENSATION PLAN





















                    Effective January 1, 1999

                       TABLE OF CONTENTS
ARTICLE                                                      PAGE



I    -  Definitions and Construction . . . . . . . . . .      I-1

II   -  Participation  . . . . . . . . . . . . . . . . .     II-1

III  -  Account Credits and Allocations of Income or
        Loss . . . . . . . . . . . . . . . . . . . . . .    III-1

IV   -  Deemed Investment of Funds . . . . . . . . . . .     IV-1

V    -  Determination of Vested Interest . . . . . . . .      V-1

VI   -  In-Service Distributions . . . . . . . . . . . .     VI-1

VII  -  Termination Benefits . . . . . . . . . . . . . .    VII-1

VIII -  Administration of the Plan . . . . . . . . . . .   VIII-1

IX   -  Administration of Funds. . . . . . . . . . . . .     IX-1

X    -  Nature of the Plan . . . . . . . . . . . . . . .      X-1

XI   -  Miscellaneous  . . . . . . . . . . . . . . . . .     XI-1

                  CONTINENTAL AIRLINES, INC.

                   DEFERRED COMPENSATION PLAN



                      W I T N E S S E T H :


     WHEREAS, CONTINENTAL AIRLINES, INC. has decided to adopt the following CONTINENTAL AIRLINES, INC. DEFERRED COMPENSATION PLAN, hereinafter referred to as the "Plan," to aid certain of its employees and directors in making more adequate provision for their retirement;

     NOW THEREFORE, the Plan is hereby adopted as follows, effective as of January 1, 1999:
I.

                  Definitions and Construction

     1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Account: An individual account for each Member to which is credited his Compensation deferrals pursuant to Section 3.1 and which is credited (or debited) for such account's allocation of net income (or net loss) as provided in Section 3.2.

(2) Annual Bonus: The annual incentive bonus, if any, paid in cash by the Employer to or for the benefit of a Member for services rendered or labor performed while a Member.

(3) Annual Retainer: The annual retainer paid in cash by the Company to or for the benefit of a Nonemployee Director.

(4) Base Salary: The base rate of pay paid in cash by the Employer to or for the benefit of a Member for services rendered or labor performed while a Member.

(5) Change in Control: The term "Change in Control" shall have the same meaning as is assigned to such term under the Company's
     1998 Stock Incentive Plan, as in effect on the Effective Date.

(6)  Code:  The Internal Revenue Code of 1986, as amended.

(7) Committee: The administrative committee appointed by the Human Resources Committee to administer the Plan.

(8)  Company:  Continental Airlines, Inc.

(9) Company Stock: The Class B common stock, par value $0.01 per share, of the Company.

(10) Company Stock Fund:    A Fund consisting of a deemed
     investment in Company Stock.

(11) Compensation: With respect to a Member who is a Nonemployee Director, such Member's Annual Retainer and Meeting Fees.
     With respect to any other Member, such Member's Annual Bonus, Base Salary, Executive Bonus, and Stay Bonus. Each component of a Member's Compensation shall be determined by including any portion thereof that such Member could have received in cash in lieu of (a) Compensation deferrals pursuant to Section
     3.1 or (b) elective contributions made on his behalf by the Employer pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.

(12) Disability: With respect to a Member who is a Nonemployee Director, a disability that renders such Member permanently and totally unable to perform his duties as a director of the Company as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Committee (unless such medical opinion is waived by the Committee as unnecessary). With respect to any other Member, a disability entitling such Member to benefits under the Company's group long-term disability plan.

(13) Effective Date:  January 1, 1999.

(14) Election Date:  The first day of each Plan Year.

(15) Employer: The Company and any other adopting entity (which must be a Subsidiary) that adopts the Plan pursuant to the provisions of Section 2.3. As of the Effective Date, each of the Company, Continental Express, Inc., and Continental Micronesia, Inc. is an Employer.

(16) Exchange Act: The Securities Exchange Act of 1934, as amended.

(17) Executive Bonus: The quarterly incentive bonus, if any, paid in cash by the Employer to or for the benefit of a Member for services rendered or labor performed while a Member, whether pursuant to the Company's Executive Bonus Plan or otherwise.

(18) Funds: The investment funds designated from time to time for the deemed investment of Accounts pursuant to Article IV.

(19) Human Resources Committee: The Human Resources Committee of the Board of Directors of the Company.

(20) Insider: A Member who is an officer or director of the Company or any Subsidiary and who is subject to Section 16(b) of the Exchange Act.

(21) Market Value per Share: As of any specified date, the closing sales price of the Company Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal securities market in which the Company Stock is then traded. If the Company Stock is not publicly traded at the time a determination of "Market Value per Share" is required to be made hereunder, the determination of such amount shall be made by the Committee in such manner as it deems appropriate.

(22) Member: Each Nonemployee Director who has become a Member pursuant to Article II and each other individual who has been selected by the Committee for participation in the Plan and who has become a Member pursuant to Article II.

(23) Meeting Fees: The fees paid in cash by the Company to or for the benefit of a Nonemployee Director for attending or participating in a meeting of the Company's Board of Directors or a committee thereof, acting as the chair of a committee thereof, conducting Company business in his capacity as a director on behalf of the Company at the request of the Board or the Chairman of the Board outside the United States, or such other fees paid in cash as may be paid to a Nonemployee Director from time to time for other services performed in his capacity as a director of the Company.

(24) Nonemployee Director: Each individual who is a member of the Board of Directors of the Company and who is not employed by the Employer or any Subsidiary.

(25) Plan:  The Continental Airlines, Inc. Deferred Compensation
     Plan, as amended from time to time.

(26) Plan Year:  The twelve-consecutive month period commencing
     January 1 of each year.

(27) Retirement Date. With respect to each Member who is a Nonemployee Director, the earlier of (a) the first date upon which such Member has completed 10 years of service (whether or not completed consecutively) as a Nonemployee Director or
     (b) the date upon which such Member has attained 65 years of age. With respect to each other Member, the earlier of (i) the first date upon which such Member has both attained 50 years of age and completed 20 or more years of service for vesting purposes under the Continental Airlines Retirement Plan, (ii) the first date upon which such Member has both attained 55 years of age and completed 10 or more years of service for vesting purposes under the Continental Airlines Retirement Plan, or (iii) the date upon which such Member has attained 65 years of age.

(28) Stay Bonus: The monthly bonus, if any, paid in cash by the Employer to or for the benefit of a Member pursuant to a Stay Bonus Agreement between the Company and such Member dated as of April 14, 1998.

(29) Subsidiary: Any corporation that is a "subsidiary corporation" of the Company within the meaning of section
     424(f) of the Code.

(30) Termination of Service: With respect to each Member who is a Nonemployee Director, the termination of such Member's service on the Company's Board of Directors for any reason whatsoever. With respect to each other Member, the termination of such Member's employment with the Employer and all Subsidiaries for any reason whatsoever.

(31) Trust:  The trust established under the Trust Agreement.

(32) Trust Agreement: The agreement entered into between the Employer and the Trustee pursuant to Article X.

(33) Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.

(34) Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(35) Unforeseeable Financial Emergency: An unexpected need of a Member for cash that (a) arises from a sudden and unexpected illness or accident of the Member or of a dependent of a Member, loss of the Member's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of such Member and
     (b) would result in severe financial hardship to such Member if his Compensation deferral election was not canceled pursuant to Section 3.1(c) and/or if a benefit payment pursuant to Section 6.2 or 7.5(b)(ii) was not permitted. Cash needs arising from foreseeable events, such as the purchase of a house or education expenses for children, shall not be considered to be the result of an Unforeseeable Financial Emergency. Further, cash needs that may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Member's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan shall not be considered to be Unforeseeable Financial Emergencies.

(36) Valuation Dates: The last business day of each calendar quarter and any other interim Valuation Date determined by the Committee on a nondiscriminatory basis.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
                      II.

                          Participation

     2.1  Participation.

          (a) Each individual who is a Nonemployee Director as of an Election Date shall be eligible to become a Member as of such Election Date. Any such Nonemployee Director may become a Member on such Election Date by executing and filing with the Committee, prior to such Election Date, the Compensation deferral election prescribed by the Committee for the Plan Year beginning on such date.

          (b) Prior to each Election Date, the Committee, in its sole discretion, shall select and notify those management or highly compensated employees of the Employer who shall be eligible to become Members as of such Election Date. Any such eligible employee may become a Member on such Election Date by executing and filing with the Committee, prior to such Election Date, the Compensation deferral election prescribed by the Committee for the Plan Year beginning on such date.

          (c) Subject to the provisions of Section 2.2, a Member shall remain eligible to defer Compensation hereunder for each Plan Year following his initial year of participation in the Plan.

     2.2 Cessation of Active Participation. Notwithstanding any provision herein to the contrary, an individual who has become a Member of the Plan (other than a Member who is a Nonemployee Director) shall cease to be entitled to defer Compensation hereunder effective as of any date designated by the Committee.
Any such Committee action shall be communicated to the affected individual prior to the effective date of such action. Such an individual may again become entitled to defer Compensation hereunder beginning on any subsequent Election Date selected by the Committee in its sole discretion.

     2.3 Adopting Entities. It is contemplated that other corporations may adopt this Plan and thereby become an Employer. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors, the Committee or the Human Resources Committee; provided, however, that such entity must be a Subsidiary. The provisions of the Plan shall apply separately and equally to each Employer and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to appoint or otherwise affect the Committee and the Trustee and the power to amend or terminate the Plan or amend the Trust Agreement shall be exercised by the Human Resources Committee alone. Transfer of employment among Employers and Subsidiaries shall not be considered a termination of employment hereunder. Any Employer may, by appropriate action of its officers without the need for approval of its board of directors, the Committee or the Human Resources Committee, terminate its participation in the Plan. Moreover, the Human Resources Committee may, in its discretion, terminate an Employer's Plan participation at any time.
III.

        Account Credits and Allocations of Income or Loss

     3.1  Member Deferrals.

          (a) In accordance with the procedures established from time to time by the Committee, a Member may elect to defer all or a portion of his Compensation for a Plan Year; provided, however, that a Member's election to defer Compensation for a Plan Year must, in the opinion of the Committee, be reasonably expected to result in a minimum deferral of $5,000 for such year. Without limiting the discretion of the Committee to establish the procedures pursuant to which Members may defer Compensation, the Committee may, in its discretion, permit a Member to (i) designate fixed or variable percentages or dollar amounts of his Compensation to be deferred throughout the Plan Year and (ii) make separate deferral elections with respect to one or more components of his Compensation. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing and delivering to the Committee a Compensation deferral election in the form prescribed by the Committee pursuant to which the Member authorizes the Employer to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to credit an equal amount to such Member's Account maintained under the Plan. Compensation deferrals made by a Member shall be credited to such Member's Account as of the date upon which the Compensation deferred would have been received by such Member in cash if he had not elected to defer such amount pursuant to this Section.

          (b) A Member's Compensation deferral election shall become effective as of the Election Date which is immediately after the date the election is executed by the Member and delivered to the Committee. Subject to the provisions of Section 3.1(c), a Member's Compensation deferral election shall remain in force and effect for the entire Plan Year to which such election relates; provided, however, that a Member who is eligible to receive Executive Bonuses may, in accordance with procedures established from time to time by the Committee, make a separate deferral election with respect to the Executive Bonus to be paid to such Member in each of the second, third, and fourth calendar quarters of such Plan Year during the calendar month preceding each such quarter. A Member's Compensation deferral election with respect to a Plan Year shall apply to Compensation for such year even if such Compensation is paid after the close of such Plan Year.

          (c) In the event that the Committee, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency or that such Member will, absent termination of such Member's Compensation deferral election then in effect, suffer an Unforeseeable Financial Emergency, then such Member's Compensation deferral then in effect, if any, shall be terminated as soon as administratively practicable after such determination. A Member whose Compensation deferral election has been so terminated may again elect to defer a portion of his Compensation, effective as of any subsequent Election Date, by executing and delivering to the Employer a new Compensation deferral election prior to such Election Date.

          (d) With respect to Compensation deferred by a Member for a Plan Year, such Member's Compensation deferral election for such year shall indicate whether:

               (i) 100% of the Compensation deferred under such election and the net income (or net loss) allocated with respect thereto are to be deferred until the date of such Member's Termination of Service; or

               (ii) a specified amount of the Compensation deferred under such election shall be deferred until the earlier of such Termination of Service or the last day of a Plan Year specified by such Member in such election (which specified Plan Year must end no earlier than two years after the last day of the Plan Year to which the Compensation deferral election relates), and the balance of the Compensation deferred under such election and the net income (or net loss) allocated with respect thereto are to be deferred until such Termination of Service.

The Committee shall establish a separate subaccount within a Member's Account for each Plan Year with respect to which such Member makes an election pursuant to clause (ii) of this Section 3.1(d), and all Compensation deferrals made by such Member for such Plan Year and the net income (or net loss) allocated with respect thereto shall be credited (or debited) to such subaccount. The provisions of Section 6.1 shall apply with respect to each election by a Member pursuant to clause (ii) of this Section 3.1(d).

     3.2 Allocation of Net Income or Loss; Changes in Value Among Accounts; Company Stock.

          (a) As of each Valuation Date, the Committee shall determine the net income (or net loss) of each Fund for the period elapsed since the next preceding Valuation Date. The net income (or net loss) of each Fund since the next preceding Valuation Date shall be ascertained by the Committee in such manner as it deems appropriate, provided that such determination shall include any net increase or net decrease (whether or not realized) in the value of the assets of each such Fund since the next preceding Valuation Date (as publicly reported for any Fund that publicly reports its value or results), and may include an appropriate allocation of expenses of administering the Fund, the Trust, and the Plan.

          (b) For purposes of allocations of net income (or net loss), each Member's Account (or subaccounts) shall be divided into subaccounts to reflect such Member's deemed investment designation in a particular Fund or Funds pursuant to Article IV. As of each Valuation Date, the net income (or net loss) of each Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts on the next preceding Valuation Date, and each such corresponding subaccount shall be credited with (or debited for) that portion of such net income (or net loss) that the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any payments debited thereto in accordance with Section 7.6 since the next preceding Valuation Date.

          (c) So long as there is any balance in any Account, such Account shall continue to receive allocations pursuant to this Section.

          (d) Plan provisions to the contrary notwithstanding, the provisions of this Section 3.2(d) shall be applicable with respect to allocations and accounting for deemed investments in the Company Stock Fund. All amounts that are allocated to a Member's Account under the Plan and that are to be deemed invested in the Company Stock Fund shall be deemed to have been used to purchase shares of Company Stock (including fractional shares). Shares of Company Stock that have been so deemed to have been purchased for a Member's Account shall be earmarked for the benefit of such Member. Any cash dividends that would have been received with respect to Company Stock earmarked for a Member's Account shall be deemed to have been used to purchase additional shares of Company Stock (including fractional shares) as of the date such dividends would have been received, and such additional shares shall also be earmarked for the benefit of such Member. Any Company Stock that would have been received as a result of a stock split or stock dividend shall be allocated pro rata to the Members' Accounts in proportion to the respective deemed balances of Company Stock credited to such Accounts as of the appropriate record date and, following an allocation of such shares to a Member's Account, such shares shall be earmarked for the benefit of such Member.
IV.

                   Deemed Investment of Funds

     4.1  Deemed Investment of Accounts.

          (a) Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Account shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Committee; provided, however, that, at all times, one of the Funds that shall be made available for purposes of this Section 4.1 shall be the Company Stock Fund. Such Member may designate one of such Funds for the deemed investment of all such amounts allocated to his Account or he may split the deemed investment of such amounts allocated to his Account among such Funds in such increments as the Committee may prescribe. If a Member fails to make a proper designation, then his Account shall be deemed to be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

          (b) A Member may change his deemed investment designation for future deferrals to be allocated to his Account.
Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee.

          (c) A Member may elect to convert his deemed investment designation with respect to the amounts already allocated to his Account. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee. No election of a conversion designation by an Insider which has the effect of increasing the total amount allocated to the Company Stock Fund may be made on a date which is less than six months following (i) the date of any prior election of a conversion designation by such Insider which had the effect of decreasing the total amount allocated to the Company Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of the Employer or any subsidiary thereof which had the effect (directly or indirectly) of making a disposition on behalf of such Insider of Company Stock. No election of a conversion designation by an Insider which has the effect of decreasing the total amount allocated to the Company Stock Fund may be made on a date which is less than six months following (1) the date of any prior election of a conversion designation by such Insider which had the effect of increasing the total amount allocated to the Company Stock Fund or
(2) the date of any election by such Insider with respect to any other plan of the Employer or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of the Insider of Company Stock.

          (d) The restrictions contained in the Plan regarding investment designations, changes, and/or conversions by Insiders respecting the Company Stock Fund are intended to comply with, and enable Insiders to rely upon, the exemption provided by Rule 16b-3 under the Exchange Act. Any future amendment to Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission affecting the investment by Insiders in the Company Stock Fund shall be incorporated by reference herein and be deemed to be an amendment to the Plan in order that Insiders shall continue to be entitled to rely upon the exemption provided by such rule without any interruption. Notwithstanding the foregoing, the Committee or the Human Resources Committee may alter the designation, change and/or conversion restrictions applicable to an Insider, as set forth in the Plan, as a result of changes in Rule 16b-3 under the Exchange Act.

     4.2 Deemed Purchases and Sales of Company Stock. For all purposes of the Plan, all deemed purchases and sales of shares of Company Stock shall be deemed to have been made at the Market Value per Share for the date such purchase or sale was deemed to have occurred under the provisions of the Plan.

                              V.

                Determination of Vested Interest

     Except as otherwise expressly provided in the Plan, a Member shall have a 100% vested and nonforfeitable interest in his Account at all times.

                              VI.

                    In-Service Distributions

     6.1 Distribution of Certain Compensation Deferrals. With respect to each election made by a Member pursuant to Section 3.1(d)(ii), as soon as administratively practicable after the last day of the Plan Year specified by such Member in such election, such Member shall receive a distribution in a single lump sum payment in an amount equal to the lesser of (a) the amount of the distribution such Member elected to receive on such specified date pursuant to such election or (b) the value as of such specified date of the subaccount within such Member's Account that was established by the Committee in connection with such election. If a Member's Account is deemed to be invested in more than one Fund, such benefit shall be distributed pro rata from each Fund in which such Account is deemed to be invested.

     6.2 Emergency Benefit. In the event that the Committee, upon written petition of a Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to a distribution in an amount not to exceed the lesser of (a) the amount determined by the Committee as necessary to meet such Member's needs created by the Unforeseeable Financial Emergency or (b) the then value of such Member's Account. Such benefit shall be paid in a single lump sum payment as soon as administratively practicable after the Committee has made its determinations with respect to the availability and amount of such benefit. If a Member's Account is deemed to be invested in more than one Fund, such benefit shall be distributed pro rata from each Fund in which such Account is deemed to be invested. If a Member's Account contains one or more deferral elections pursuant to Section 3.1(d)(ii), such benefit shall be considered to have been distributed, first, from the deferral amount with respect to which the earliest distribution would be made pursuant to Section 6.1, then, from the deferral amount with respect to which the next earliest distribution would be made pursuant to Section 6.1, and continuing in such manner until the amount of such distribution has been satisfied.

     6.3  Elective Withdrawal.

          (a) A Member may elect at any time, by following the election procedure prescribed by the Committee, to withdraw as a benefit all or a portion of his Account as of any Valuation Date, subject to a withdrawal penalty of 10% of the amount of any such withdrawal. Upon any such withdrawal, the withdrawal penalty referred to in the preceding sentence shall be forfeited to the Employer. Further, upon any such withdrawal, such Member's participation in the Plan shall terminate and no further Compensation deferrals shall be made under the Plan on behalf of such Member until the first day of the Plan Year that is at least 12 months after the date of such withdrawal. If a Member's Account is deemed to be invested in more than one Fund, such withdrawal shall be distributed pro rata from each Fund in which such Account is deemed to be invested. If a Member's Account contains one or more deferral elections pursuant to Section 3.1(d)(ii), such withdrawal shall be considered to have been distributed, first, from the deferral amount with respect to which the earliest distribution would be made pursuant to Section 6.1, then, from the deferral amount with respect to which the next earliest distribution would be made pursuant to Section 6.1, and continuing in such manner until the amount of such withdrawal (including the withdrawal penalty) has been satisfied.

          (b) No election of a withdrawal of an amount allocated to the Company Stock Fund may be made by an Insider on a date which is less than six months following (i) the date of any prior election to convert such Insider's deemed investment designation which had the effect of increasing the total amount allocated to the Company Stock Fund or (ii) the date of any election by such Insider with respect to any other plan of the Employer or any subsidiary thereof which had the effect (directly or indirectly) of making an acquisition on behalf of such Insider of Company Stock.

     6.4 Restriction on In-Service Distributions. This Article VI shall not be applicable to a Member following his Termination of Service, and the amounts credited to such Member's Account shall be payable to such Member in accordance with the provisions of Article VII.
                         VII.

                      Termination Benefits

     7.1 Amount of Benefit. Upon a Member's Termination of Service, the Member, or, in the event of the death of the Member while employed by the Employer or a Subsidiary (or while serving on the Company's Board of Directors in the case of a Nonemployee Director), the Member's designated beneficiary, shall be entitled to a benefit equal in value to the balance in the Member's Account as of the Valuation Date next preceding the date the payment of such benefit is to commence pursuant to Section 7.2.

     7.2  Time of Payment.  Payment of a Member's benefit under
Section 7.1 shall commence as soon as administratively practicable after the Valuation Date coincident with or next succeeding the date of the Member's Termination of Service; provided, however, that, in a written election on the form prescribed by the Committee, a Member may elect at the time specified in Section 7.3(c) to defer the commencement of the payment of his benefit in the event of his Termination of Service prior to his Retirement Date by reason of Disability to the Valuation Date coincident with or next succeeding the earlier of (a) the date of such Member's death or (b) the date such Member attains age 65.

     7.3  Alternative Forms of Benefit Payments.

          (a) A Member's benefit under Section 7.1 shall be paid in the form of a single lump sum payment if such Member's
Termination of Service occurs prior to his Retirement Date for a reason other than Disability.

          (b) With respect to a Member whose Termination of Service occurs (i) prior to his Retirement Date by reason of Disability or (ii) on or after his Retirement Date, such Member shall receive his benefit payments in one of the following forms elected by such Member in writing on the form prescribed by the Committee at the time specified in Section 7.3(c):

               (1)  A single lump sum payment; or

               (2) Annual installment payments for a period of from two to 20 years as designated by such Member; provided, however, that in the event of such Member's death prior to the end of such period, the remaining balance in such Member's Account shall be paid as soon as administratively feasible in one lump sum payment to such Member's designated beneficiary as provided in Section 7.4. The amount of each annual installment shall be computed by dividing the unpaid balance in the Member's Account as of the Valuation Date next preceding the date of payment of such annual installment by the number of annual installments remaining.

A separate election shall be made pursuant to this Section 7.3(b) by each Member with respect to the form of distribution to be made in connection with a Termination of Service that occurs (A) prior to such Member's Retirement Date by reason of Disability or (B) on or after such Member's Retirement Date. In the event such Member fails to timely elect in accordance with Section 7.3(c) the form in which his benefit payments are to be made, such benefit payments shall be in the form of a single lump sum payment.

          (c) A Member's elections pursuant to Sections 7.2 and 7.3(b) shall be made on or before the date he first becomes a Member of the Plan. Notwithstanding the foregoing, subject to the consent of the Committee in its sole discretion, a Member may, on the form prescribed by the Committee, make one change to each of his original elections made pursuant to Sections 7.2 and 7.3(b); provided, however, that (i) upon making any such change, the aggregate balance in such Member's Account as of the Valuation Date coincident with or next succeeding such change shall be reduced by 5% and such amount shall be forfeited to the Employer and (ii) such change shall not be effective (but the penalty described in clause
(i) of this sentence shall still apply) if such Member incurs a Termination of Service on or before the date that is two years after such Member delivers the form implementing such change to the Committee.

     7.4  Designation of Beneficiaries.

          (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

          (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

               (i) If a Member leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

               (ii) If a Member leaves no surviving spouse, his benefit shall be paid to such Member's executor or administrator, or to his heirs at law if there is no administration of such Member's estate.

     7.5  Accelerated Pay-Out of Certain Benefits.

          (a) Notwithstanding any provision in Section 7.3(b) to the contrary, if a Member's benefit payments are to be paid in a form other than a single lump sum payment and the aggregate amount to be paid to such Member in any particular calendar year is less than $10,000, then the Committee may, in its sole discretion, elect to cause the remaining balance in such Member's Account to be paid in a single lump sum payment.

          (b) If a Member incurs a Termination of Service and such Member's benefit payments are being, or are to be, paid in a form other than a single lump sum payment, then:

               (i) Such Member may elect at any time, by following the election procedure prescribed by the Committee, to receive the remaining balance in his Account (reduced by the 10% penalty described in the following sentence) in a single lump sum payment as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date such Member delivers to the Committee the form prescribed by the Committee requesting such distribution. Upon such a request, the aggregate balance in such Member's Account as of such Valuation Date shall be reduced by 10% and such amount shall be forfeited to the Employer; and

               (ii) In the event that the Committee, upon written petition of such Member, determines in its sole discretion that such Member has suffered an Unforeseeable Financial Emergency, such Member shall be entitled to an emergency benefit in an amount and under conditions similar to those described in Section 6.2.

     7.6 Payment of Benefits. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Employer pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Employer. Any benefit payments made to a Member or for his benefit pursuant to any provision of the Plan shall be debited to such Member's Account. All benefit payments shall be made in cash to the fullest extent practicable.

     7.7 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Committee is unable, after reasonable efforts, to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss) shall be restored to the Plan by the Employer and paid in accordance with the Plan.

                             VIII.

                   Administration of the Plan

     8.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Human Resources Committee and shall consist of one or more persons. Any individual, whether or not an employee of the Employer, is eligible to become a member of the Committee.

     8.2 Term, Vacancies, Resignation, and Removal. Each member of the Committee shall serve until he resigns, dies, or is removed by the Human Resources Committee. At any time during his term of office, a member of the Committee may resign by giving written notice to the Human Resources Committee and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Human Resources Committee with or without cause, and the Human Resources Committee may in its discretion fill any vacancy that may result therefrom. Any member of the Committee who is an employee of the Employer shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or any Subsidiary.

     8.3 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Human Resources Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

     8.4 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:

          (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

          (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

          (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

          (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

          (e) To determine in its discretion all questions relating to eligibility;

          (f) To determine whether and when a Member has incurred a Termination of Service, and the reason for such termination;

          (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

          (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

          (i) To establish or designate Funds as investment options as provided in Article IV.

     8.5 Claims Review. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within 90 days (or within 180 days if additional information requested by the Committee necessitates an extension of the 90-day period), which notice shall:

          (a) State the specific reason or reasons for the denial or modification;

          (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

          (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

          (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within 60 days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within 60 days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such 60-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.
If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

     8.6  Dispute Resolution; Mandatory Arbitration.

          (La) If a Member or beneficiary is not satisfied with the decision of the Committee pursuant to the Plan's claims review procedure, then such Member or beneficiary may, within 180 days of receipt of the written decision of the Committee, request by written notice to the Committee that his claim be submitted to arbitration pursuant to the procedures set forth in this Section. In such event, all claims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to the Plan, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of the Plan, involving the Employer, such Member or beneficiary, and/or their respective representatives, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association; provided, however, that the arbitrators shall use the standard of review which would be used by a federal court in reviewing a decision of the Committee under the provisions of the Employee Retirement Income Security Act of 1974. The arbitration proceeding shall be conducted in Houston, Texas. This requirement to arbitrate shall be enforceable in either federal or state court.

          (b) The enforcement of this requirement to arbitrate and all procedural aspects of the arbitration, including but not limited to, the construction and interpretation of this Section, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators.
In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law); provided, however, it is expressly provided that the arbitrators shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law.

          (c) Within 30 days after notice to the Committee pursuant to Section 8.6(a) to have a claim resolved by arbitration,
(i) the Member or beneficiary, as applicable, shall denominate one arbitrator and (ii) the Company shall denominate one arbitrator. The two arbitrators shall select a third arbitrator failing agreement on which within 60 days of the original notice, either the Company or the Member or beneficiary, as applicable, shall apply to the Senior Active United States District Judge for the Southern District of Texas, who shall appoint a third arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

          (d) The three arbitrators shall by majority vote resolve all disputes between the parties. There shall be no transcript of the hearing before the arbitrators. The arbitrators' decision shall be in writing, but shall be as brief as possible. The arbitrators shall not assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of the Plan and that no part of their award includes any amount for treble, exemplary or punitive damages. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.

          (e) The Member or beneficiary and the Employer shall share equally the costs and expenses of the arbitrators. Each party to an arbitration proceeding shall be responsible for its own costs and expenses, including its own attorneys' fees. Notwithstanding the preceding provisions of this Section 8.6(e), if, following a Change in Control, a Member or beneficiary shall obtain any money judgment in an arbitration brought by such Member or beneficiary pursuant to this Section, which money judgment is in excess of the amount determined as owed to such Member or beneficiary by the Committee pursuant to the Plan's claims review procedure, then the Employer, to the fullest extent permitted by applicable law, shall indemnify such Member or beneficiary for his share of the costs and expenses of the arbitrators and such Member's or beneficiary's reasonable attorneys' fees and disbursements incurred in such arbitration, and the Employer shall pay in full all such costs, expenses, fees, and disbursements.

     8.7 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, age, retirement, death, Disability, or other cause of Termination of Service and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

     8.8 Indemnity. To the extent permitted by applicable law, the Company shall indemnify and save harmless each member of the Committee and the Human Resources Committee against any and all expenses, liabilities and claims (including legal fees incurred to investigate or defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

     8.9 Change in Control. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control, the Committee's powers and duties under the Plan shall cease to the extent, if any, such powers and duties are vested in the Trustee under the terms of the Trust Agreement.
IX.

                     Administration of Funds

     9.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Employer and, if not paid by the Employer, shall be paid by the Trustee from the Trust Fund.

     9.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

     9.3 Contributions to the Trust Fund. As soon as administratively practicable after each date upon which an amount is credited to a Member's Account pursuant to Section 3.1, the Employer shall contribute an equivalent amount to the Trust Fund.

     9.4 Investment of the Trust Fund. The Committee shall have the right, power, authority, and duty to instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund.

                              X.

                       Nature of the Plan

     The Employer intends and desires by the adoption of the Plan to recognize the value to the Employer of the past and present services of Nonemployee Directors and employees covered by the Plan and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The establishment of the Plan is made necessary by certain benefit limitations which are imposed on the Employer's tax-qualified plans by the Employee Retirement Income Security Act of 1974 and by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for Nonemployee Directors and a select group of management or highly compensated employees of the Employer. Plan benefits herein provided are a contractual obligation of the Employer which shall be paid out of the Trust Fund or out of the Employer's general assets. Subject to the terms hereof and of the Trust Agreement, the Employer shall transfer money or other property to the Trustee to provide Plan benefits hereunder, and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

     The Employer shall establish the Trust and enter into the Trust Agreement. The Employer shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Employer's creditors if the Employer ever becomes insolvent. For purposes hereof, the Employer shall be considered "insolvent" if (a) the Employer is unable to pay its debts as they become due or (b) the Employer is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The chief executive officer of the Employer and its board of directors shall have the duty to inform the Trustee in writing if the Employer becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Employer's general creditors. If the Trustee receives a written allegation that the Employer is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Employer's general creditors, and shall determine within the period specified in the Trust Agreement whether the Employer is insolvent. If the Trustee determines that the Employer is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund, and, upon commencement of participation in the Plan, each Member shall have agreed to waive his priority credit position, if any, under applicable state law with respect to the assets of the Trust Fund.

                              XI.

                          Miscellaneous

     11.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of or service as a director by any person. Nothing herein contained shall be deemed to (a) give any person the right to be nominated to the Company's Board of Directors to serve as a director or to be retained in the employ of the Employer, (b) restrict the right of the Employer to discharge any person at any time, (c) give the Employer the right to require any person to remain in the employ of the Employer or continue service as a director, or (d) restrict any person's right to terminate his employment or service as a director at any time.

     11.2 Alienation of Interest Forbidden. The interest of a Member or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

     11.3 Withholding. All Compensation deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Employer under any applicable local, state or federal law.

     11.4 Amendment and Termination. The Human Resources Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his Account. The Human Resources Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Account shall be paid to such Member or his designated beneficiary in the manner specified by the Committee, which may include the payment of a single lump sum payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder.

     11.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof;
instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     11.6 Guaranty. Notwithstanding any provisions of the Plan to the contrary, in the event any Subsidiary that adopts the Plan pursuant to Section 2.3 hereof fails to make payment of the benefits due under the Plan on behalf of its Members, whether directly or through the Trust, the Company shall be liable for and shall make payment of such benefits due as a guarantor of such entity's obligations hereunder. The guaranty obligations provided herein shall be satisfied directly and not through the Trust.

     11.7 Governing Laws. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

    EXECUTED this 1st day of December, 1998.



                              CONTINENTAL AIRLINES, INC.


                              By:
                                   Jeffery A. Smisek
                                   Executive Vice President
Exhibit 4.4














                   CONTINENTAL AIRLINES, INC.

           DEFERRED COMPENSATION PLAN TRUST AGREEMENT

                       TABLE OF CONTENTS



ARTICLE I    : GENERAL TRUST PROVISIONS  . . . . . . . .      I-1

ARTICLE II   : GENERAL DUTIES OF THE PARTIES . . . . . .     II-1

ARTICLE III  : INVESTMENT, ADMINISTRATION AND
               DISBURSEMENT OF TRUST FUND  . . . . . . .    III-1

ARTICLE IV   : SETTLEMENT OF ACCOUNTS  . . . . . . . . .     IV-1

ARTICLE V    : TAXES, EXPENSES AND COMPENSATION
               OF TRUSTEE  . . . . . . . . . . . . . . .      V-1

ARTICLE VI   : FOR PROTECTION OF TRUSTEE . . . . . . . .     VI-1

ARTICLE VII  : INDEMNITY OF TRUSTEE  . . . . . . . . . .    VII-1

ARTICLE VIII : RESIGNATION AND REMOVAL OF TRUSTEE  . . .   VIII-1

ARTICLE IX   : DURATION AND TERMINATION OF
               TRUST AND AMENDMENT . . . . . . . . . . .     IX-1

ARTICLE X    : CLAIMS OF COMPANY'S CREDITORS . . . . . .      X-1

ARTICLE XI   : ADOPTING ENTITIES . . . . . . . . . . . .     XI-1

ARTICLE XII  : MISCELLANEOUS . . . . . . . . . . . . . .    XII-1

                  CONTINENTAL AIRLINES, INC.
           DEFERRED COMPENSATION PLAN TRUST AGREEMENT

     THIS AGREEMENT AND DECLARATION OF TRUST, made this         day
of                            , 1998, by and between (i)
CONTINENTAL AIRLINES, INC. (hereinafter referred to as the "Company") and (ii)


(hereinafter referred to as the "Trustee").

     WHEREAS, the Company has established the CONTINENTAL AIRLINES, INC. DEFERRED COMPENSATION PLAN (hereinafter referred to as the "Plan") for the benefit of certain individuals who are eligible for benefits under the terms of the Plan (such individuals being referred to herein as the "Members"), which Plan provides for the payment of certain deferred compensation benefits (the "Benefits") to the Members and the beneficiaries of the respective Members who may become entitled to any payments under the terms of the Plan in the event of the Member's death ("Beneficiaries"); and

     WHEREAS, the Plan contemplates that the Company will pay the entire cost of the Benefits from its general assets; and

     WHEREAS, the Company desires to adopt the CONTINENTAL
AIRLINES, INC. DEFERRED COMPENSATION PLAN TRUST AGREEMENT (the
"Trust Agreement") establishing a trust (the "Trust") to aid the Company in meeting its obligations under the Plan; and

     WHEREAS, the Trust is intended to be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes; and

     WHEREAS, the Company intends that the assets of the Trust shall at all times be subject to the claims of general creditors of the Company as provided in Article X; and

     WHEREAS, the Company intends that the existence of the Trust shall not alter the characterization of the Plan as "unfunded" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall not be construed to provide income to any Member prior to actual payment of Benefits under the Plan; and

     WHEREAS, other adopting entities have adopted the Plan and other adopting entities may adopt the Plan in the future, and the Company desires to permit such entities to adopt separate subtrusts hereunder that are substantially similar to the Trust; and

     WHEREAS, under the Trust, the Trustee covenants that it will hold all property which it may receive hereunder, IN TRUST, for the uses and purposes and upon the terms and conditions hereinafter stated;

     NOW, THEREFORE, the parties hereto establish the Trust, effective January 1, 1999, and agree, as follows:
ARTICLE I

                    General Trust Provisions

     1.1 Establishment of Trust. The Company hereby adopts this Trust Agreement. The Trust shall consist of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee by the Company. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the "Trust Fund." The Trust Fund shall at all times be subject to the claims of general creditors of the Company as provided in Article X. No Member or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are paid to such Member or Beneficiary as Benefits.

     1.2 Separate Sub-Trusts. Contrary provisions of the Trust notwithstanding, except as provided in Article XI, the provisions of the Trust shall apply separately and equally to the Company and to each adopting entity that has entered into this Trust Agreement pursuant to Article XI. The Company and each such adopting entity shall bear the cost of providing Benefits for its own Members and their Beneficiaries, and the portion of the Trust Fund attributable to the contributions of the Company and each such adopting entity shall be available to provide benefits only to the Company's or such adopting entity's (as applicable) Members and their Beneficiaries or to satisfy claims of the Company's or such adopting entity's (as applicable) Bankruptcy Creditors in the event the Company or such adopting entity (as applicable) become Insolvent (as such terms are defined in Section 10.1).

     1.3 Trust Irrevocable. The Trust shall be irrevocable and shall be held for the exclusive purpose of providing benefits under the Plan to Members and their Beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as provided in Sections 3.6(c) and 3.6(d) and Articles IX and X hereof, no part of the income or corpus of the Trust Fund shall be recoverable by or for the Company.

     1.4 Non-Alienation. No right or interest to receive benefits from the Trust may be assigned, sold, anticipated, alienated or otherwise transferred by any Member or Beneficiary.

     1.5 Acceptance by Trustee. The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

                          ARTICLE II

                  General Duties of the Parties

     2.1   General Duties of the Company and the Trustee.

           (a) The Company has provided or will provide the Trustee with a copy of the Plan and shall provide the Trustee with a copy of any amendment to the Plan promptly upon its adoption.
The Plan, as of the date of execution of this Trust Agreement, is hereby incorporated by reference into and shall form a part of this Trust Agreement as fully as if set forth herein verbatim. Any amendment to the Plan shall also be incorporated by reference into and form a part of this Trust Agreement, effective as of the effective date of such amendment. As soon as administratively practicable after December 31, 1999, the Company shall prepare and deliver to the Trustee a schedule (the "Benefits Schedule," as amended from time to time as provided herein) setting forth as of such date (1) the name and mailing address of each Member entitled to receive Benefits, (2) the Beneficiaries, if any, designated by each Member, and (3) the aggregate balance of each Member's Account (as such term is defined in the Plan) and subaccount thereof. The Company shall be responsible for notifying the Trustee of any changes in the information set forth on the Benefit Schedule, including, but not limited to, the addition of new Members and a change in the mailing address of a Member.

           (b) Subject to the provisions of Section 2.1(c), the Trustee shall keep the Benefit Schedule accurate and current, including but not limited to, preparing by March 31 of each year (beginning in the year 2001) a completely updated Benefit Schedule as of the preceding December 31 with such assistance from the Company and independent third parties as may be necessary in order to permit distributions from the Trust Fund to be made in accordance with the provisions of Section 3.6. The Company shall keep accurate books and records with respect to the eligibility of individuals to participate in the Plan and the Benefits payable under the Plan, and shall provide such information to the Trustee and any independent third party referred to in the immediately preceding sentence and shall also provide access to such books and records at such time or times as the Trustee shall reasonably request.

           (c) If, at any time, the Company fails or refuses to give the Trustee data or access to such books and records in accordance with Section 2.1(b), the Trustee shall deliver a written request to the Company to provide access to books and records of the Company and to provide such data as required in accordance with
Section 2.1(b) for the Trustee to keep the Benefit Schedule accurate and current. If the Company fails or refuses to comply with the Trustee's written request pursuant to the preceding sentence prior to the expiration of thirty days from the date of delivery thereof by the Trustee, the Trustee shall, after ten days written notice to the Company, immediately pay to each Member an amount equal to such Member's aggregate account balance ("Account Balance") as set forth on the most recent Benefit Schedule, reduced by any taxes to be withheld pursuant to Section 3.6. Such payment shall be made in accordance with the provisions of Section 3.6.
For this purpose, the Company shall be deemed to have complied with the Trustee's written request if, in the Trustee's judgment, it shall have substantially complied at the end of the thirty-day period and is endeavoring in good faith to complete compliance without delay.

           (d) The administrative committee charged with the general administration of the Plan (the "Committee") shall notify each Member and Beneficiary of a then deceased Member in writing of any changes in the Benefit Schedule with respect to such Member or Beneficiary. The Trustee shall notify all Members and such Beneficiaries of any failure of the Company to provide information required in this Section 2.1.

           (e) It is intended that Benefits payable to Members shall be determined under the provisions of the Plan and shall be calculated under the provisions of the Plan as of the date of payment. Payment of Benefits shall be based upon the amounts set forth on the Benefit Schedule only under the circumstances set forth in Section 2.1(c). If the actual Benefits payable to a Member under the provisions of the Plan exceeds the amount set forth on the Benefit Schedule which is paid pursuant to Section 2.1(c), the Company shall be liable for payment of the remaining portion of such Benefits.

           (f) Trust provisions to the contrary notwithstanding, the Company shall have the right at any time, and from time to time, in its sole discretion, to substitute marketable securities of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

           (g) As soon as administratively practicable after each date upon which an amount is credited to a Member's "Account" under the Plan pursuant to Section 3.1 of the Plan, the Company shall contribute an equivalent amount to the Trust.

     2.2 Additional General Duties of Trustee. The Trustee shall manage, invest and reinvest the Trust Fund as the Trustee may determine in the exercise of its fiduciary duties hereunder, consistent with the provisions of Article III. The Trustee shall collect the income on the Trust Fund, and make distributions therefrom, all as hereinafter provided.

                          ARTICLE III

    Investment, Administration and Disbursement of Trust Fund

     3.1 Investment of Trust Fund. The following provisions shall apply with respect to the investment of the Trust Funds:

           (a) At any time prior to the occurrence of a Change in Control (as such term is defined in Section 12.4), the Trustee shall invest and reinvest the assets of the Trust Fund in accordance with the written directions received from time to time by the Trustee from the Committee. Specifically, but not by way of limitation, the Committee may, in its discretion, direct the Trustee to follow the deemed investment directions of each Member or Beneficiary of a deceased Member, whether written or telephonic, with respect to a portion of the Trust Fund assets equal in value to the Account Balance maintained under the Plan on behalf of such individual, within parameters established by, and as agent for, the Committee;

           (b) To the extent that the Trustee is directed by the Committee, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company;

           (c) To the extent that the Trustee is directed by the Committee, the Trustee may establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as a Fund. Except as otherwise provided, the Trustee shall transfer to each such Fund such portion of the assets of the Trust Fund as the Committee directs. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any direction of the Committee. The Trustee shall be under no duty to review the investment guidelines, objectives, and restrictions established, or the specific investment directions given by the Committee for any Fund, or to make suggestions to the Committee in connection therewith. To the extent that directions from the Committee to the Trustee represent deemed investment elections of the Members, the Trustee shall have no responsibility for such investment elections and shall incur no liability on account of investing the assets of the Trust Fund in accordance with such directions. All interest, dividends, and other income received with respect to, and any proceeds received from the sale or other disposition of securities or other property held in, a Fund shall be credited to and reinvested in such Fund. All expenses of the Trust Fund which are allocable to a particular Fund shall be so allocated and charged. The Committee may direct the Trustee to eliminate a Fund or Funds, and the Trustee shall thereupon dispose of the assets of such Fund and reinvest the proceeds thereof in accordance with the directions of the Committee; and

           (d) From and after the occurrence of a Change in Control, or if the Committee fails to provide the Trustee with such written directions, the Trustee shall have, with respect to the Trust Fund, power in its discretion to invest and reinvest such assets in (i) common and preferred stocks, bonds, notes (whether secured or unsecured) and debentures (including convertible stocks and securities but not including any stock, debt instruments, or other securities of the Company, the Trustee or their affiliates) which are readily marketable and listed on a United States national securities exchange or the NASDAQ national market, (ii) interest-bearing deposit accounts or certificates of deposit maturing within one year after acquisition thereof, entered into or issued by a United States national or state bank or trust company having capital, surplus and undivided profits, at the holding company level, of at least $75 million, (iii) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency of the United States of America which is backed by the full faith and credit of the United States of America (so long as such obligations shall mature within one year after acquisition thereof), (iv) any common, collective or commingled fund, including a fund maintained by the Trustee, established and maintained primarily for the purpose of investing and reinvesting in assets of the type described in (i), (ii) or (iii) above, and (v) insurance contracts issued by one or more insurance companies. Further, notwithstanding the provisions of the preceding sentence, after the occurrence of a Change in Control or in the event the Committee fails to provide the Trustee with written directions pursuant to the preceding provisions of this
     Section 3.1, the Trustee shall have the power in its discretion to retain, maintain, continue, sell, or take any other actions relative to any assets then held in the Trust Fund (including, without limitation, to take actions in accordance with investment directions obtained directly from a Member or Beneficiary of a deceased Member with respect to a portion of the Trust Fund assets equal in value to the Account Balance maintained under the Plan on behalf of such individual).

     3.2 Valuation of Trust Fund. As soon as practicable after the last day of each calendar year and as of such other dates as may be specified by the Company or the Committee, the Trustee shall report to the Company and the Committee the assets held in the Trust Fund as of such day and shall determine and include in such report the fair market value as of such day of each such asset. In determining such fair market values, the Trustee shall use such market quotations and other information as are available to it and may in its discretion be appropriate. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Fund. The Trustee shall not be accountable to the Company or to any other person on the basis of any such valuation, but its accountability shall be in accordance with the provisions of Article IV hereof.

     3.3 Additional Investment Powers of Trustee. Subject to the provisions of Sections 3.1, 3.6 and 9.2 hereof, the Trustee shall have, with respect to the Trust Fund, the power in its discretion:

           (a)   To retain any property at any time received by it;

           (b) To sell, exchange, convey, transfer or dispose of, and to grant options for the purchase or exchange with respect to, any property at any time held by it;

           (c) To register and carry any securities or any other property in the name of the Trustee, or in the name of the nominee of the Trustee (or to hold any such property unregistered) without increasing or decreasing the fiduciary liability of the Trustee, and to exercise any option, right or privilege to convert any convertible securities, including shares or fractional shares of the Trustee so long as the conversion privilege is offered pro rata to all shareholders;

           (d) To cause any securities to be held in book-entry or in bearer form;

           (e) To hold property for investment that may be unproductive of income; and

           (f) To hold uninvested at any time, without liability for interest thereon for a reasonable period of time, any money received by the Trustee until the same shall be reinvested or disbursed.

     3.4 Administrative Powers of Trustee. The Trustee shall have the power in its discretion:

           (a) To exercise all voting and other rights with respect to the shares of stock held in the Trust Fund and to grant proxies, discretionary or otherwise; provided, however, that, prior to the occurrence of a Change in Control, the Trustee shall exercise all voting and other rights with respect to stock issued by the Company or its affiliates for, against or otherwise in the same proportion as all other shares voted or exercised for, against or otherwise

           (b) To cause any shares of stock to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

           (c) To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

           (d) Subject to the provisions of Section 3.6 hereof: to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trustee; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

           (e) To organize under the laws of any state a corporation or limited liability company for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement;

           (f) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal;

           (g) To determine the amount and time of Benefit payments in accordance with Section 3.6;

           (h) To employ and compensate such attorneys, counsel, brokers or other agents or employees and to delegate to them such of the duties, rights and powers of the Trustee as may be deemed advisable in handling and administering the Trust; and

           (i) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

     3.5 Dealings with Trustee. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

     3.6   Distributions from Trust Fund.

           (a) Except as set forth in Section 3.6(c), Section 3.6(d), Section 9.2 and Article X hereof, distributions from the Trust Fund shall be made by the Trustee to the Members and Beneficiaries at the times and in the amounts determined in accordance with the provisions of the Plan and, to the maximum extent permitted by applicable law, the Trustee shall be fully protected in so doing. Any amounts so paid shall be reduced by the amount of any federal, state, or local income or other taxes that may be required by law to be withheld or paid by the Trustee and the Trustee shall withhold, pay, and report such amounts to the appropriate governmental authorities; provided, however, that the Company, the Committee, the Members, and the Beneficiaries shall provide the Trustee with all of the information necessary for the Trustee to determine the amount of such taxes required to be withheld or paid by the Trustee and the Trustee shall be fully protected in relying upon such information. Notwithstanding any provision of this Trust Agreement to the contrary, the Company shall be obligated to pay the Benefits. To the extent that the Trust Fund is not sufficient to pay any Benefit when due, the Company shall pay such Benefit directly. In the event Benefits are due to more than one Member or Beneficiary on the same date and the Trust Fund is not sufficient to pay all such Benefits, the Trust Fund shall be applied pro rata among such Members and Beneficiaries on the basis of the Benefits due to be paid such individuals on such date. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay Benefits except to the extent such liabilities are met by application of Trust Fund assets.

           (b) Prior to the occurrence of a Change in Control, the Committee shall direct the Trustee in writing as to the time and amount of Benefits to be distributed to the Members and Beneficiaries. From and after the occurrence of a Change in Control, a Member or Beneficiary who believes that he or she is entitled to Benefits may apply in writing directly to the Trustee for payment of such Benefits. Such application shall advise the Trustee of the circumstances which entitle such Member or Beneficiary to payment of such Benefits. The Trustee shall, in such case, reach its own independent determination as to the Member's or Beneficiary's entitlement to Benefits, even though the Trustee may be informed from another source (including the Company or the Committee) that payments are not due under the Plan. If the Trustee so desires, it may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary in order to enable it to determine whether Benefits are due and payable, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or holding a hearing or other proceeding. After the occurrence of a Change in Control, the Trustee shall determine whether Benefits are payable as promptly as possible.

           (c) At any time and from time to time, the Committee may direct the Trustee in writing to distribute to the Company cash held by the Trustee as part of the Trust Fund in an amount equal to the Benefits accrued under the Plan that have been forfeited under the terms of the Plan. As soon as practicable after receipt of such a direction and, if such direction is received by the Trustee after the occurrence of a Change in Control, the Trustee's independent determination that such benefits have, in fact, been forfeited in accordance with the terms of the Plan, the Trustee shall distribute such amount to the Company.

           (d) At any time and from time to time prior to the occurrence of a Change in Control, the Company may apply in writing to the Trustee for a distribution by the Trustee to the Company of assets held by the Trustee as part of the Trust Fund ("Trust Assets") in an amount (the "Refund Amount") equal to or less than the difference, if any, between (i) the Net Fair Market Value of the Trust Assets (as such term is hereinafter defined) as of the last day of the month coincident with or immediately preceding the date of such application, and (ii) 125% of the aggregate Account Balances for all Members and Beneficiaries as of such date. Such application shall advise the Trustee of the manner in which the Refund Amount was calculated. Upon the receipt of such an application from the Company, the Trustee shall reach its own independent determination as to the Company's entitlement to the Refund Amount, even though the Trustee may be informed from another source (including a Member) that the Company is not entitled to the Refund Amount. If the Trustee so desires, it may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary in order to enable it to determine whether the Company is entitled to the Refund Amount, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or engaging such independent third parties as the Trustee may deem necessary to assist in making such determination. The Trustee shall determine whether the Company is entitled to all or any portion of the Refund Amount as promptly as possible. If the Trustee determines that the Company is entitled to all or any portion of the Refund Amount, then the Trustee shall distribute such amount to the Company in cash or in kind as determined by the Trustee in its sole discretion. As used herein, the term "Net Fair Market Value of the Trust Assets" shall mean the fair market value of the Trust Assets, as determined by the Trustee in its sole discretion, reduced by all liabilities of the Trust, whether or not such liabilities are secured by any or all of the Trust Assets, other than liabilities to Members or Beneficiaries under the Plan. In determining such fair market value, the Trustee shall use such market quotations and other information as are available to it and may in its discretion be appropriate; provided, however, that the fair market value of any life insurance contract which constitutes a portion of the Trust Assets shall be its net cash surrender value. The determination of the Net Fair Market Value of the Trust Assets by the Trustee shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Assets. The Trustee shall not be accountable to the Company or to any other person, including the Members or Beneficiaries, on the basis of any such valuation except as otherwise provided in this Trust Agreement.

           (e) The Trustee may engage its own counsel or other experts to assist it in making any determination under Section 3.6(a), (b), (c), (d) or (g) hereof. The cost of such counsel or other expert assistance, and any other costs reasonably incurred by the Trustee in making any such determination, shall be borne by the Company. If the Company fails to pay any such costs when due or requested by the Trustee, the Trustee may use the assets of the Trust Fund to pay them as provided in Section 5.2.

           (f) The Trustee shall not itself commence any legal action, whether in the nature of an interpleader action, request for declaratory judgment or otherwise, requesting a court to make a determination under Section 3.6(a), (b), (c) or (d) hereof in the Trustee's stead without first using its best efforts to make such determination.

           (g) Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income of a Member or Beneficiary prior to payment of such amounts from the Trust, the Trustee shall, as soon as practicable after receiving notice thereof, pay such amounts to such Member or Beneficiary, as applicable, (but not in excess of such Member's or Beneficiary's Account Balance at the time of such payment). For purposes of this Section 3.6, the Trustee shall be entitled to rely on an affidavit by a Member or Beneficiary, as applicable, and a copy of the determination to the effect that a determination described in the preceding sentence has occurred.
ARTICLE IV

                     Settlement of Accounts

     The Trustee shall keep full accounts of all of its receipts and disbursements. The Trustee's books and records with respect to the Trust Fund shall be open to inspection by the Company, any Member, or any Beneficiary of a deceased Member, or their representatives at all times during business hours of the Trustee. Within sixty days after December 31 of each year (or such other date as may be agreed to by the Company and the Trustee), or any termination of the duties of the Trustee, the Trustee shall prepare, sign and mail to the Company and the Committee an account of its acts and transactions as Trustee hereunder. If, within sixty days after the mailing of the account or any amended account, the Company and the Committee have not filed with the Trustee notice of any objection to any act or transaction of the Trustee, the account or amended account shall become an account stated. If any objection has been filed, and if the objecting party is satisfied that it should be withdrawn or if the account is adjusted to the objecting party's satisfaction, the objecting party shall in writing filed with the Trustee signify its approval of the account and it shall become an account stated. When an account becomes an account stated, such account shall be finally settled, and the Trustee shall be completely discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and the Committee were parties. The Trustee, the Company or the Committee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as hereinabove provided. In any such action or proceeding it shall be necessary to join as parties the Trustee, the Company and the Committee and any judgment or decree entered therein shall be conclusive upon all such parties.

                           ARTICLE V

           Taxes, Expenses and Compensation of Trustee

     5.1 Taxes. The Company agrees that all income, deductions, and credits of the Trust Fund belong to it as owner for income tax purposes and will be included on the Company's income tax returns. The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Company or contested by the Company pursuant to the last sentence of this Section 5.1, the Trustee shall pay such taxes out of the Trust Fund and the Company shall upon demand by the Trustee deposit into the Trust Fund an amount equal to the amount paid from the Trust Fund to satisfy such tax liability. If requested by the Company, the Trustee shall, at Company expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Company may itself contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the Trust Fund for taxes paid from the Trust Fund.

     5.2 Expenses and Compensation. The Trustee shall be paid compensation by the Company as the Company and the Trustee may from time to time agree. The Trustee shall be reimbursed by the Company for its reasonable expenses of management and administration of the Trust, including reasonable compensation of counsel and any agent engaged by the Trustee to assist it in such management and administration. In the event that the Company shall fail or refuse to pay such compensation or make such reimbursement within sixty days of demand, the Trustee may satisfy such obligations out of the assets of the Trust Fund; in that event, the Company shall immediately upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund for such fees and expenses.

                          ARTICLE VI

                    For Protection of Trustee

     6.1 Communications with the Company, the Committee and the Members.

           (a) The Company shall certify to the Trustee the name or names of any person or persons authorized to act for the Company and for the Committee. Such certification shall be signed by an officer of the Company. Until the Company notifies the Trustee, in a similarly signed notice, that any such person is no longer authorized to act for the Company or for the Committee, as applicable, the Trustee may continue to fully rely upon the authority of such person.

           (b) The Trustee may fully rely upon any certificate, notice or direction of the Company or the Committee which the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Company or the Committee, as applicable.

           (c) Communications to the Trustee shall be sent in writing to the Trustee at


                                        , or to such other address
as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee and unless it is in writing and signed by an authorized person.

           (d) Communications to the Company shall be sent in writing to the Company at 1600 Smith Street, Dept. HQSEO, Houston, Texas 77002, Attention: General Counsel, or to such other address as the Company may specify in writing to the Trustee. Communications to the Committee shall be sent in writing to the Company's address, Attention: Deferred Compensation Plan Administrative Committee. Communications to a Member or Beneficiary shall be sent in writing to the address of such person as stated on the Benefit Schedule, or to such other address as such person may specify in writing to the Trustee. No communication shall be binding upon the Company, the Committee, or a Member or Beneficiary until it is received by such person.

     6.2 Advice of Counsel. The Trustee may consult with any legal counsel with respect to the construction of this Trust Agreement, its duties hereunder or any act which it proposes to take or omit, and shall not be liable for any action taken or omitted in good faith pursuant to such advice. Expenses of such counsel shall be deemed to be expenses of management and administration of the Trust within the meaning of Section 5.2 hereof.

     6.3   Fiduciary Responsibility.

           (a) The Trustee shall discharge its duties under this Trust Agreement in effectuating the Plan in a manner consistent with the objectives of this Trust Agreement and the Plan. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement. The Trustee shall have no responsibility or liability for any failure of the Company to make contributions to the Trust Fund or for any insufficiency of assets in the Trust Fund to pay Benefits when due. The Trustee shall not be liable hereunder for any act taken or omitted to be taken in good faith, except for its own negligence or misconduct.

           (b) No bond shall be required of the Trustee unless otherwise required by law.

           (c) The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement.

           (d) The Company at any time may employ as agent (to perform any act, keep any records or accounts, or make any computations required of the Company or the Committee by this Trust Agreement or the Plan) the individual, corporation or association serving as Trustee hereunder. Nothing done by said individual, corporation or association as such agent shall affect its responsibilities or liability as Trustee hereunder.

                          ARTICLE VII

                      Indemnity of Trustee

     The Company hereby indemnifies and holds the Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities (herein, "Liabilities"), including reasonable attorneys' fees and other costs of litigation, to which the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with or in any way associated with this Trust Agreement, except for any act or omission constituting negligence or misconduct of the Trustee. If one or more Liabilities shall arise, or if the Company fails to indemnify the Trustee as provided herein, or both, then the Trustee may engage counsel of the Trustee's choice, but at the Company's expense, either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. The Trustee shall notify the Company within five days after the Trustee has so engaged counsel of the name and address of such counsel. If the Trustee shall be entitled to indemnification by the Company pursuant to this Article VII and the Company shall not provide such indemnification upon demand, the Trustee may apply assets of the Trust Fund in full satisfaction of the obligations for indemnity by the Company, and any legal proceeding by the Trustee against the Company for such indemnification shall be on behalf of the Trust.

                         ARTICLE VIII

               Resignation and Removal of Trustee

     8.1 Resignation of Trustee. The Trustee may resign upon sixty days' prior written notice to the Human Resources Committee of the Board of Directors of Continental Airlines, Inc. (the "Human Resources Committee"), the Committee, each Member and each Beneficiary of a deceased Member, except that any such resignation shall not be effective until the Human Resources Committee has appointed in writing a successor trustee, which must be a bank, trust company, or an individual, and such successor has accepted the appointment in writing; provided, however, that if such appointment is to become effective at any time after the occurrence of a Change in Control, then the consent of a majority of the Members to the appointment of such successor trustee must be obtained. For all purposes of this Trust Agreement where the consent of a majority of the Members is required, the determination of majority consent shall be based upon receiving the consent of any combination of Members whose sum of Account Balances as of the time of determination is greater than fifty percent of the sum of Account Balances for all Members at such time, rather than upon receiving the consent of a majority of the number of Members. For purposes of this determination, Beneficiaries of deceased Members shall be considered Members. The Human Resources Committee shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and appoint a successor Trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement, and in particular, but without limitation, the obligation to exercise judgment independent of the Company in the circumstances described in Section 3.6 hereof. The appointment of a successor trustee shall also be conditioned upon obtaining from such successor a written statement that the successor has read the Trust Agreement and understands its obligations thereunder. If the consent of a majority of the Members is required for the appointment of a successor Trustee, then the Trustee shall be responsible for securing such Member consents in a timely fashion and, unless ordered by a court of competent jurisdiction, shall not reveal to the Human Resources Committee, the Company, the Committee or any other person any information concerning such consents, except whether the required majority has been achieved. Any notice sent to Members by the Trustee canvassing the Members as to their consent to a successor trustee shall include the name and address of the proposed successor trustee. Any consent of a Member required under this Section 8.1 shall be deemed given if no written objection is received by the Trustee from such Member within fourteen days after request for such consent is sent postpaid by United States registered or certified mail with return receipt requested to such Member.

     8.2 Removal of Trustee. The Human Resources Committee may remove the Trustee upon sixty days' prior written notice to the Trustee and the Committee, except that any such removal shall not be effective until (a) the close of such notice period, (b) the delivery by the Human Resources Committee to the Trustee of an instrument in writing appointing a successor trustee meeting the requirements of Section 8.1, and (c) an acceptance of such appointment in writing executed by such successor. Notwithstanding the provisions of the preceding sentence, if such appointment of a successor trustee is to become effective at any time after the occurrence of a Change in Control, then the removal of the Trustee and the appointment of a successor trustee shall not be effective until the Trustee has received the consent of a majority of the Members (as determined in accordance with the provisions of Section
8.1 hereof) to such removal and such appointment. Upon the receipt by the Trustee of a written notice of removal, the Trustee shall be responsible for securing the Member consents (if such consents are required pursuant to the preceding provisions of this Section 8.2) in a timely fashion and, unless ordered by a court of competent jurisdiction, shall not reveal to the Human Resources Committee, the Company, the Committee or any other person any information concerning such consents, except whether the required majority has been achieved. Any notice sent to Members by the Trustee canvassing the Members as to their consent to removal of the Trustee and the appointment of a proposed successor trustee, shall include the name and address of the proposed successor trustee.
Any consent of a Member required under this Section 8.2 shall be deemed given if no written objection is received by the Trustee from such Member within fourteen days after request for such consent is sent postpaid by United States registered or certified mail with return receipt requested to such Member.

     8.3 Successor Trustee. All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as the Trustee hereunder.

     8.4 Transfer of Trust Fund to Successor. Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.
           ARTICLE IX

         Duration and Termination of Trust and Amendment

     9.1 Duration and Termination. The Trust is hereby declared to be irrevocable and shall continue until (a) all payments required by Section 3.6 have been made or (b) until the Trust Fund contains no assets and retains no claims to recover assets from the Company or any other person or entity, whichever shall first occur. Notwithstanding the preceding provisions of this Section 9.1, unless earlier terminated, the Trust shall terminate twenty-one
(21) years after the death of the last to die of all of the Members and their issue living on the effective date of this Trust Agreement; provided, however, that if at that time the Trust may be continued in force without violating the rule against perpetuities or any other law of the State of Texas, then the Trust shall remain in effect until otherwise terminated as provided hereunder.

     9.2 Distribution upon Termination. If this Trust terminates under the provisions of Section 9.1, the Trustee shall liquidate the Trust Fund and, after its final account has been settled as provided in Article IV, shall distribute to the Company the net balance of any assets of the Trust remaining after all expenses have been paid and all Benefits, whether or not due and payable under the terms of the Plan on the date of such termination, have been paid to the Members and Beneficiaries. Upon making such distribution, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.

     9.3 Amendment. The Human Resources Committee may from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement; provided, however, that (a) no amendment will be made to this Trust Agreement or the Plan which will cause this Trust Agreement, the Plan or the assets of the Trust Fund to be governed by or subject to Part 2, 3, or 4 of Title I of ERISA, (b) no such amendment shall adversely affect any Benefits to the date of such amendment in respect of any Member or Beneficiary or the amount of assets of the Trust Fund available to pay such Benefits,
(c) no such amendment shall purport to alter the irrevocable character of the Trust established under this Trust Agreement, (d) no such amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing, and (e) after the occurrence of a Change in Control, no amendment will be made to this Trust Agreement without the consent of a majority of the Members (as determined pursuant to the provisions of Section
8.1 hereof). Upon receipt of a request from the Human Resources Committee for an amendment which requires the consent of a majority of the Members, the Trustee shall be responsible for securing Member consents in a timely fashion, and unless ordered by a court of competent jurisdiction, shall not reveal to the Human Resources Committee, the Committee, the Company, or any other person any information concerning such consents, except whether the required majority has been achieved. Any consent of a Member required under this Section 9.3 shall be deemed given if no written objection is received by the Trustee from such Member within fourteen days after request for such consent is sent postpaid by United States registered or certified mail with return receipt requested to such Member. This Trust Agreement may be amended, to the extent permitted in this Section 9.3, by an instrument in writing executed on behalf of Continental Airlines, Inc. by its authorized representatives, consents to which instrument have been obtained from the required majority of Members if such consents are required.

                           ARTICLE X

                  Claims of Company's Creditors

     10.1 Insolvency of Company. As used in this Article X, the Company shall be deemed to be "Insolvent" if (a) the Company is unable to pay its debts as they come due, or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). In the event that the Company shall be deemed Insolvent, the assets of the Trust Fund shall be held for the benefit of the general creditors of the Company (hereinafter referred to as "Bankruptcy Creditors").

     10.2  Trustee's Responsibilities if Company may be Insolvent.

           (a) If at any time the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall within thirty days independently determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue any payment of Benefits under the Plan and this Trust Agreement and shall hold the Trust Fund for the benefit of Bankruptcy Creditors. The Trustee shall resume payments of Benefits under the Plan and this Trust Agreement in accordance with Section 3.6 hereof only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payments. The Company, by its chief executive officer and its Board of Directors, shall further be obligated to give the Trustee prompt notice in writing in the event that the Company becomes Insolvent, with the same consequences as provided in the preceding two sentences. In determining whether the Company is Insolvent, the Trustee may rely conclusively upon, and shall be protected in relying upon, court records showing that the Company is Insolvent, or a current report or statement from a nationally recognized credit reporting agency showing that the Company is Insolvent. For purposes of this Trust Agreement, knowledge and information concerning the Company which is not in the possession of the Trustee shall not be imputed to the Trustee. The Trustee shall have no duty or obligation to ascertain whether the Company is Insolvent unless and until it receives a writing that the Company is Insolvent as described in the first or third sentence of this Section 10.2(a).

           (b) If the Trustee determines that the Company is Insolvent, the Trustee shall hold the assets of the Trust Fund for the benefit of the Bankruptcy Creditors, and shall disburse the assets of the Trust Fund to satisfy such claims as a court of competent jurisdiction shall direct.

           (c) If the Trustee discontinues payment of Benefits pursuant to Section 10.2(a) and subsequently resumes such payments, the first payment to a Member or Beneficiary following such discontinuance shall include an aggregate amount equal to the difference between the payments that would have been made to such Member or Beneficiary, as applicable, under this Trust Agreement but for this Section 10.2 and the aggregate payments actually made to such Member or Beneficiary, as applicable, by the Company pursuant to the Plan during any such period of discontinuance. In the event that upon resumption of payments pursuant to the preceding sentence, the assets of the Trust Fund are insufficient to pay Benefits in full, Benefit payments to the affected Members and Beneficiaries shall be prorated so as to equitably apportion the assets of the Trust Fund among all affected Members and Beneficiaries in proportion to their Benefits.

     10.3 Trust Recovery of Payments to Creditors. In the event that at any time an amount is paid from the Trust Fund to Bankruptcy Creditors of the Company, the Trustee shall demand that the Company deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such Bankruptcy Creditors and, if such payment is not made within ninety days of such demand, the Trustee shall take such action as it deems prudent or advisable to recover payment.

                          ARTICLE XI

                        Adopting Entities

     It is contemplated that other corporations, associations, partnerships or proprietorships that have adopted the Plan may adopt this Trust Agreement and thereby become the Company. Any such entity, whether or not presently existing, may become a party hereto by appropriate action of its officers without the need for approval of its board of directors or noncorporate counterpart or of the Human Resources Committee or the Committee. As of the date hereof, the Company, Continental Express, Inc., and Continental Micronesia, Inc. have adopted the Plan and shall be deemed to be parties to this Trust Agreement. The provisions of the Trust Agreement shall apply separately and equally to the Company and each other adopting entity and their respective Members and their Beneficiaries in the same manner as is expressly provided for the Company and its Members and their Beneficiaries, except that (a) the power to appoint or otherwise affect the Trustee and the power to amend the Trust Agreement shall be exercised by the Human Resources Committee alone and (b) the determination of whether a Change in Control has occurred shall be based solely on the Company.
                  ARTICLE XII

                          Miscellaneous

     12.1  Laws of Texas to Govern.  This Trust Agreement and the
Trust hereby created shall be construed and regulated by the laws of the State of Texas.

     12.2 Titles and Headings Not to Control. The titles to Articles and headings of Sections in this Trust Agreement are placed herein for convenience of reference only and, in the case of any conflict, the text of this Trust Agreement, rather than such titles or headings, shall control.

     12.3 Affiliates. As used in this Trust Agreement, the term "affiliate" as applied to the Company or to the Trustee means any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or the Trustee, as the case may be. For purposes of this definition, the term "control" as used with respect to any person or entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of an equity interest in such entity, by contract or otherwise.

     12.4 Change in Control. For purposes of this Trust Agreement, the term "Change in Control" shall have the same meaning as is assigned to such term under the Continental Airlines, Inc. 1998 Stock Incentive Plan, as in effect on January 1, 1999. Continental Airlines, Inc., by its chief executive officer and the Human Resources Committee, shall be obligated to give the Trustee prompt notice in writing of the occurrence of a Change in Control. In the event the Trustee receives such a notice or if at any time a Member or a Beneficiary of a deceased Member alleges in writing to the Trustee that a Change in Control has occurred, the Trustee shall within thirty days independently determine whether a Change in Control has occurred and, pending such determination, the Trustee shall assume that a Change in Control has occurred for all purposes of this Trust Agreement and the Plan. The Trustee shall have no duty or obligation to ascertain whether a Change in Control has occurred unless it receives a written notice as described in either of the preceding two sentences. In determining whether a Change in Control has occurred, the Trustee may, in its sole discretion, make such additional inquiries and/or take such additional measures as it deems necessary, including, but not limited to, interviewing appropriate persons, requesting affidavits, soliciting oral or written testimony under oath, or engaging such independent third parties as the Trustee may deem necessary to assist in making such determination. Notwithstanding the foregoing, if at any time Continental Airlines, Inc.'s chief executive officer or the Human Resources Committee notifies the Trustee in writing that the Trustee should interpret this Trust Agreement and the Plan as if a Change in Control had occurred, then for all purposes of this Trust Agreement and the Plan, the Trustee shall so interpret this Trust Agreement and the Plan. Once the notice described in the preceding sentence is received by the Trustee, it may not be rescinded.

     12.5 Successors and Assigns. This Trust Agreement may not be assigned by either party without the prior written consent of the other, and any purported assignment without such prior written consent shall be null and void. This Trust Agreement shall be binding upon the successors and permitted assigns of each party hereto.

     12.6 Controlling Document. Should an inconsistency or conflict exist between the specific terms of this Trust Agreement and those of the Plan, then the relevant terms of this Trust
Agreement shall govern and control.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed as of the day and year first above written.


                                   CONTINENTAL AIRLINES, INC.


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________



                                   _____________________________
                                   _______________, Trustee



                                   By:__________________________
                                   Name: _______________________
                                   Title: ______________________


                     OTHER ADOPTING ENTITIES
                     AS OF JANUARY 1, 1999:


                                   CONTINENTAL EXPRESS, INC.


                                   By:_________________________
                                   Name: ______________________
                                   Title: _____________________



                                   CONTINENTAL MICRONESIA, INC.



                                   By:_________________________
                                   Name: ______________________
                                   Title: _____________________

                                                     Exhibit 5.1








                                   November 30, 1998



Continental Airlines, Inc.
1600 Smith Street, Dept. HQSEO
Houston, Texas 77002


Ladies and Gentlemen:

     I am the Executive Vice President and General Counsel of Continental Airlines, Inc., a Delaware corporation (the "Company"). In that capacity, I am familiar with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to a proposed offering and issuance of Deferred Compensation Obligations (the "Obligations") of the Company pursuant to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), which may include the purchase by the Plan of shares of Class B Common Stock, $.01 par value, of the Company (the "Shares") .

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act"). In arriving at the opinions expressed below, I or other members of my legal staff have reviewed certain corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Bylaws, certain resolutions of the Board of Directors of the Company, the Plan, the Continental Airlines, Inc. Deferred Compensation Plan Trust Agreement (the "Trust Agreement"), the Registration Statement together with the exhibits thereto, and such certificates of officers of the Company and other documents and records as I have deemed necessary for the purposes of this opinion.

     As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, I and members of my legal staff relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based upon the foregoing, I am of the opinion that (a) the Obligations issued pursuant to the Plan will be binding obligations of the Company and (b) any Shares acquired by the Plan from time to time will be validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the federal law of the United States of America, the General Corporation Law of the State of Delaware and the law of the State of Texas, in each case as in effect on the date hereof, except that I express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof,
(ii) federal or state securities or blue sky laws, including without limitation the Securities Act of 1933 and the Investment Company Act of 1940, each as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws or (iv) the Employee Retirement Income Securities Act of 1974, as amended. I have assumed, for purposes of the foregoing opinions, that all Shares issued by the Company after the date hereof will be validly issued, fully paid and nonassessable. In addition, my opinions are based upon a review of those laws, statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Plan and Trust Agreement.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. However, by giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                   Very truly yours,



                                   _____________________________
                                   Jeffery A. Smisek
                                   Executive Vice President and
                                   General Counsel

                                                    Exhibit 23.1



                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Continental Airlines, Inc. (the "Company") pertaining to the Continental Airlines, Inc. Deferred Compensation Plan of our report dated February 9, 1998 (except for Note 13, as to which the date is March 18, 1998) with respect to the consolidated financial statements and our report dated March 18, 1998 with respect to the related financial statement schedule, all included in the Company's 1997 Annual Report (Form 10-K), filed with the Securities and Exchange Commission.




Houston, Texas
December 1, 1998

                                                    Exhibit 24.1


                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ Gordon M. Bethune

                                          (Signature)

                                   Printed Name: Gordon M.
Bethune



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                 /s/ Lawrence W. Kellner
                                        (Signature)

                                 Printed Name: Lawrence W. Kellner



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ Michael P. Bonds
                                          (Signature)

                                   Printed Name: Michael P. Bonds



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                              /s/ Thomas J. Barrack, Jr.
                                     (Signature)

                              Printed Name: Thomas J. Barrack, Jr.



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                /s/ Lloyd M. Bentsen, Jr.
                                       (Signature)

                                Printed Name: Lloyd M. Bentsen, Jr.



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ David Bonderman
                                          (Signature)

                                   Printed Name: David Bonderman



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                /s/ Gregory D. Brenneman
                                       (Signature)

                                Printed Name: Gregory D. Brenneman



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ Patrick Foley
                                          (Signature)

                                   Printed Name: Patrick Foley



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                             /s/ Douglas H. McCorkindale
                                    (Signature)

                             Printed Name: Douglas H. McCorkindale



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ George G.C. Parker
                                          (Signature)

                                   Printed Name: George G.C. Parker



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ Richard W. Pogue
                                          (Signature)

                                   Printed Name: Richard W. Pogue



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                             /s/ William S. Price III
                                    (Signature)

                             Printed Name: William S. Price III



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                   /s/ Donald L. Sturm
                                          (Signature)

                                   Printed Name: Donald L. Sturm



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                             /s/ Karen Hastie Williams
                                    (Signature)

                             Printed Name: Karen Hastie Williams



Dated and effective as of November 16, 1998

                        POWER OF ATTORNEY

     The undersigned director and/or officer of Continental Airlines, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Jeffery A. Smisek, Jennifer L. Vogel and Scott R. Peterson, or any of them, as the undersigned's true and lawful attorneys in-fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of the Company, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with that certain Registration Statement on Form S-8 (the "Registration Statement") relating to the Continental Airlines, Inc. Deferred Compensation Plan (the "Plan"), including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of the Company the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.



                                /s/ Charles A. Yamarone
                                       (Signature)

                                Printed Name: Charles A. Yamarone



Dated and effective as of November 16, 1998